MASTER TRANSACTION AGREEMENT
This Master Transaction Agreement (this “Agreement”), dated as of February 16, 2023 (the “Effective Date”), is made by and between Skye Bioscience, Inc., a Nevada corporation (the “Company”), and Emerald Health Sciences Inc., a corporation existing under the laws of the Province of British Columbia, (“EHS”).
WHEREAS, EHS is the holder of (i) a warrant to purchase 2,500,000 shares of common stock of the Company (“Common Stock”) pursuant to the terms of a Warrant to Purchase Common Stock, issued November 1, 2018, (ii) a warrant to purchase 2,500,000 shares of Common Stock pursuant to the terms of a Warrant to Purchase Common Stock, issued February 1, 2019, (iii) a warrant to purchase 2,500,000 shares of Common Stock pursuant to the terms of a Warrant to Purchase Common Stock, issued March 29, 2019 and (iv) a warrant to purchase 9,141,486 shares of Common Stock pursuant to the terms of a Common Share Purchase Warrant, dated December 30, 2019 (each, a “Warrant” and collectively, the “Warrants”), 16,641,486 Warrants to Purchase Common Stock of the Company (the “Warrants”);
WHEREAS, EHS desires to exercise the Warrants pursuant to the notices of exercise attached as Exhibit A hereto (the “Exercise Notices”).
WHEREAS, EHS, as lender (in such capacity, the “Lender”), and the Company, as borrower (in such capacity, the “Borrower”), are parties to that certain Amended and Restated Multi Draw Credit Agreement dated as of April 1, 2020 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”), pursuant to which the Company issued the Warrants the EHS.
WHEREAS, as of the date hereof, the aggregate obligations of the Company due to the EHS and outstanding under the Credit Agreement equals USD$1,880,141 (“Credit Obligations”).
WHEREAS, concurrently with the execution hereof, EHS has delivered to the Company the Exercise Notice of its right to purchase the shares of common stock underlying the Warrants (the “Warrant Shares”).
WHEREAS, EHS has requested, and the Company has agreed, that EHS pay the aggregate exercise price for the Warrant Shares in the total amount of USD$282,905 (the “Aggregate Exercise Price”) in the form of a reduction of the Credit Obligations in the amount of the Aggregate Exercise Price, rather than by remittance of immediately available funds, as further described herein (“Credit Consideration”).
WHEREAS, following the application of the Credit Consideration to the Credit Obligations, EHS agrees to convert all of the outstanding principal and interest owing under the Credit Agreement into shares of Skye common stock (“Conversion”).
WHEREAS, following the Conversion, there will be no further amounts due under the Credit Agreement, and the parties desire to terminate the Credit Agreement in its entirety.
NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the EHS and the Company agree as follows:
ARTICLE I DEFINITIONS
Section 1.1 Definitions. Capitalized terms not defined in this Agreement shall have the meanings ascribed to such terms in the Warrant or the Credit Agreement (as applicable).
ARTICLE II
EXERCISE OF THE WARRANTS; CONVERSION OF DEBT; TERMINATION OF CREDIT AGREEMENT
Section 2.1 Exercise of the Warrants. EHS hereby agrees to exercise its Warrants pursuant to the Exercise Notices and the terms hereof.
Section 2.2 Credit Consideration. Each of EHS (including in its capacity as Lender) and the Company (including in its capacity as Borrower) hereby agree that as of the date hereof (a) the Credit Obligations shall be reduced by the Aggregate Exercise Price, which shall be applied first to the accrued but unpaid interest and then to the principal outstanding under the Credit Agreement, (b) the Company thereby shall be deemed to have received the Aggregate Exercise Price as of such date, and (c) the Company shall effectuate the issuance and delivery of the Warrant Shares in accordance with the terms of the Warrants.
Section 2.3. Credit Agreement.
(a)    The initial paragraph in Section 7 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“7. Conversion Price Adjustments. The conversion price (the “Fixed Conversion Price”) per Common Share for any Advance shall be US$0.0386. The Fixed Conversion Price for each Common Share shall be subject to adjustment from time to time as follows:”
(b)    In accordance with Section 6.1 of the Credit Agreement, following the application of the Credit Consideration against the Credit Obligations, EHS hereby irrevocably elects to convert all of the remaining Credit Obligations into Common Stock at a price per common share equal to the Fixed Conversion Price (the “Conversion”). The parties agree that the amount of the Credit Obligations to be converted pursuant to the Conversion and the number of Common Stock to be issued to EHS pursuant to the Conversion are as set forth on Exhibit B.
(c)    Following the issuance of the shares of Common Stock pursuant to the Conversion, the parties agree that no further amounts of any nature (including, without limitation, any principal, interest, fees, expenses, considerations and other sums) are owed by Company to EHS under the Credit Agreement and the Credit Agreement is hereby terminated in its entirety.
(d)    EHS forever and irrevocably releases and discharges Company and its officers, directors and affiliates (the “Released Parties”) from all claims, liabilities, losses, demands or causes of action, costs and expenses of any kind, character or nature whatsoever, known or unknown, fixed or contingent, that EHS now has or at any time in the future may have against the Released Parties arising out of or otherwise relating to the Credit Agreement, to the extent that such claim, demand or cause of action shall be based in whole or in part upon facts, circumstances actions or events existing on or prior to the date hereof.
EHS certifies that it has read the following provisions of California Civil Code Section 1542:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
EHS understands and acknowledges that the significance and consequence of this waiver of California Civil Code Section 1542 is that even if it should eventually suffer additional damages arising out of the facts referred to above, it will not be able to make any claim for those damages. Furthermore, EHS acknowledges that it intends these consequences even as to claims for damages that may exist as of the date of this release but which they do not know exist, and which, if known, would materially affect their decision to execute this Agreement, regardless of whether their lack of knowledge is the result of ignorance, oversight, error, negligence, or any other cause.
Section 2.4. EHS Distribution. EHS agrees that it will use its best efforts to transfer all of the Common Stock held by EHS to the shareholders of EHS on a pro-rata basis (the “EHS Distribution”) at or immediately prior to Company’s listing to a nationally recognized stock exchange, subject to compliance with applicable securities laws.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
Section 3.1 Representations and Warranties of the Company. The Company hereby makes the representations and warranties set forth below to EHS that as of the date of its execution of this Agreement:
(a)Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Company and no further action is required by such Company, its board of directors or its stockholders in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
(b)No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.
(c)SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by Law to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
Section 3.2 Representations and Warranties of EHS. EHS hereby makes the representations and warranties set forth below to the Company that as of the date of its execution of this Agreement:
(a)Due Authorization. EHS represents and warrants that (i) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on its behalf and (ii) this Agreement has been duly executed and delivered by EHS and constitutes the valid and binding obligation of EHS, enforceable against it in accordance with its terms.
(b)No Conflicts. The execution, delivery and performance of this Agreement by EHS and the consummation by EHS of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of EHS’s organizational or charter documents, or (ii) conflict with or result in a violation of any agreement, law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority which would interfere with the ability of EHS to perform its obligations under this Agreement.
(c)Access to Information. EHS acknowledges that it has had the opportunity to review this Agreement and the Company’s SEC Reports and the risk factors contained therein and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the exercise of the Warrants and the Conversion and the merits and risks of investing in shares of Common Stock of the Company; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither the Company nor any other person has made any representation or warranty as to the Company or this Agreement, except as expressly set forth in this Agreement.
(d)Purchase for Own Account. EHS represents that it is acquiring the shares of Common Stock issuable upon the Conversion and the exercise of the Warrants (collectively, the “Securities”) solely for investment for EHS’ own account not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The acquisition by EHS of any of the Securities shall constitute confirmation of the representation by EHS that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.
(e)Investment Experience. Either (a) EHS or its officers, directors, managers or controlling persons has a preexisting personal or business relationship with the Company or its officers, directors or controlling persons, or (b) EHS, by reason of its own business and financial experience, has the capacity to protect its own interests in connection with the investment contemplated hereby. EHS represents that it is a holder of securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. EHS acknowledges that any investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.
(f)Accredited Investor. Such EHS represents that it is an “accredited investor” within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect.
(g)Restrictions on Transfer. EHS understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the “Act”), only in certain limited circumstances. In this connection, EHS represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act. EHS UNDERSTANDS AND ACKNOWLEDGES HEREIN THAT AN INVESTMENT IN THE COMPANY’S SECURITIES INVOLVES AN EXTREMELY HIGH DEGREE OF RISK AND MAY RESULT IN A COMPLETE LOSS OF ITS INVESTMENT. EHS understands that the Securities have not been and will not be registered under the Act and have not been and will not be registered or qualified in any state in which they are offered, and thus EHS will not be able to resell or otherwise transfer its Securities unless they are registered under the Act and registered or qualified under applicable state securities laws, or an exemption from such registration or qualification is available. EHS has no immediate need for liquidity in connection with this investment and does not anticipate that it will need to sell its Securities in the foreseeable future.
(h)Legends. EHS understands that the Securities, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends (or comparable legend thereto):
    (a) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”
(b) Any legend required by (i) any applicable securities laws or (ii) the Company’s certificate of incorporation or bylaws or any other agreement between the Company and EHS.
(i)Foreign Investor. EHS hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Securities, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. EHS’s subscription for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of such EHS’s jurisdiction.
ARTICLE IV MISCELLANEOUS
Section 4.1 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be made in accordance with the provisions of the Credit Agreement.

Section 4.2 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.
Section 4.3 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.
Section 4.4 Governing Law. This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement, and the transactions contemplated hereby, shall be governed by the laws of the State of California
Section 4.5 Entire Agreement. The Agreement, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.
Section 4.6 Further Assurances. Each of the parties hereto agrees to execute such further and other deeds, documents and assurances and to do such further and other acts as may be necessary to carry out the true intent and meaning of this Agreement fully and effectually.
Section 4.7 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SKYE BIOSCIENCE, INC.

By: /s/ Kaitlyn Arsenault

Name: Kaitlyn Arsenault

Title: Chief Financial Officer

Address: 11250 El Camino Real, Suite 100
San Diego, CA 92130

                        Email: [****]

EMERALD HEALTH SCIENCES, INC.

By: /s/ Robert E. Hawk

Name: Robert E. Hawk

Title: Acting CEO / Chairman of the Board

Address: [****]

                        Email: [****]

Exhibit A
EXERCISE NOTICE (CREDIT AGREEMENT WARRANTS)

TO BE EXECUTED BY EHS TO EXERCISE THIS WARRANT TO PURCHASE COMMON STOCK

SKYE BIOSCIENCE, INC.

The undersigned hereby exercises the right to purchase 16,641,486 of the shares of Common Stock (“Warrant Shares”) of Skye Bioscience, Inc., a Nevada corporation (the “Company”), evidenced by the attached Warrants to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.Form of Exercise Price. The EHS intends that payment of the Exercise Price shall be made as:

    a “Cash Exercise” with respect to Warrant Shares;

    a “Cashless Exercise” with respect to Warrant Shares; and/or

    x “Credit Consideration” as defined in the Master Transaction Agreement dated as of the date hereof with respect to Warrant Shares (the “Master Transaction Agreement”).

2.Payment of Exercise Price. In the event that the EHS has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the EHS shall pay the Aggregate Exercise Price in the sum of $282,905 to the Company in accordance with the terms of the Warrant. In the event that the EHS has elected Credit Consideration with respect to some or all of the Warrant Shares to be issued pursuant hereto, the EHS shall pay the Aggregate Exercise Price in accordance with the terms of the Warrant Exercise Agreement.

3.Delivery of Warrant Shares. The Company shall deliver to EHS the Warrant Shares in accordance with the terms of the Warrants.

Date: February 16, 2023

EMERALD HEALTH SCIENCES, INC.

By: /s/ Robert E. Hawk

Name: Robert E. Hawk

Title: Acting CEO / Chairman of the Board

Address: [****]

                        Email: [****]

EXERCISE NOTICE (EHT WARRANTS)
EXERCISE FORM
TO:    SKYE BIOSCIENCE, INC.
11250 El Camino Real, Suite 100 San Diego, CA 92130
The undersigned holder of the attached Warrant Certificate hereby subscribes for
16,641,486 common shares (the “Shares”) in the share capital of SKYE BIOSCIENCE INC. pursuant to the terms of the Warrant Certificate at the Exercise Price (as defined in the Warrant Certificate) on the terms specified in the Warrant Certificate and contemporaneously with the execution and delivery hereof makes payment therefor through application of the Credit Consideration (as defined in the Master Transaction Agreement dated as of the date hereof with respect to the Warrant Shares (the “Master Transaction Agreement”)) on the terms specified in the Warrant Certificate.
(Please check the ONE box applicable):
□A. The undersigned holder (i) at the time of exercise of the Warrants and execution and delivery of this exercise form is not in the United States; (ii) is not a U.S. person,
(iii) is not exercising the Warrants for the account or benefit of a U.S. person or person in the United States; and (iv) the delivery of the underlying Shares will not be to an address in the United States.
□B. The undersigned holder (a) is the original U.S. purchaser who purchased the Warrants pursuant to the Corporation’s private placement Unit, (b) is exercising the Warrants for its own account or for the account of a disclosed principal that was named in the subscription agreement pursuant to which it purchased such Units, and (c) is, and such disclosed principal, if any, is an "accredited investor" as defined in Rule 501(a) of Regulation D under the United States Securities Act of 1933, as amended (the “1933 Act”) at the time of exercise of these Warrants and the representations and warranties of the holder made in the original subscription agreement remain true and correct as of the date of exercise of these Warrants.
□C. The undersigned holder has delivered to the Corporation an opinion of counsel (which will not be sufficient unless it is from counsel of recognized standing and in form and substance satisfactory to the Corporation) to the effect that an exemption from the registration requirements of the 1933 Act and applicable state securities laws is available.
The undersigned holder understands that unless Box A above is checked, the certificate representing the Shares issued upon exercise of the Warrants will, unless the issuance of such securities has been registered under the 1933 Act and applicable state securities laws, bear a legend restricting transfer unless an exemption from such registration requirements is available.
“U.S. person” and “United States” are used as defined in Regulation S under the 1933 Act.
The undersigned irrevocably hereby directs that 16,641,486 Shares be issued and delivered as follows:
Name in Full Address    Number of Shares

Note: Certificates representing Shares will not be registered or delivered to an address in the United States unless Box B or C above is checked.
DATED this     16    day of February, 2023.
WARRANTHOLDER:

Per:    Robert Hawk     Authorized Signatory

Exhibit B

Credit Obligations (Principal and Interest)	Shares of Common Stock to be Issued
$1,597,236	41,379,164